Exhibit 99.1
PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION
FOR THE EXTRAORDINARY GENERAL MEETING OF
ASCENDANT DIGITAL ACQUISITION CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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The undersigned hereby appoints Mark Gerhard, Riaan Hodgson and David Gomberg (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Ordinary Shares of Ascendant Digital Acquisition Corp. (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of the Company to be held at [ ], Eastern Time, on [ ], 2021, at the offices of White and Case LLP at 1221 Avenue of the Americas, New York, New York 10020, or virtually via live webcast at [ ] and any adjournment or postponement thereof.
The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND “FOR” EACH DIRECTOR NOMINEE. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

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PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting of Ascendant Digital Acquisition Corp. to be held at [ ], Eastern Time, on [ ],
2021, at the offices of White and Case LLP at 1221 Avenue of the Americas, New York, New York 10020, or virtually via live webcast at [ ].
This notice of Extraordinary General Meeting of Shareholders and accompanying Proxy Statement are available at: [ ]

ASCENDANT DIGITAL ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS AND “FOR” EACH DIRECTOR NOMINEE.	Please mark vote as indicated in this example
X

Proposal No. 1 — The BCA Proposal — to consider and vote upon aproposal to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of March 1, 2021 (the “Business Combination Agreement”), by and among ADAC, Beacon Street Group, LLC, a Delaware limited liability company (“BSG LLC”), all of the members of BSG LLC party thereto (the “Sellers”), and Shareholder Representative Services LLC (solely in its capacity as the representative of the Sellers), a Colorado limited liability company, a copy of which is attached to this proxy statement/prospectus as Annex A. The Business Combination Agreement provides for, among other things, the Domestication (as described below), the purchase by ADAC of certain units of BSG LLC from the Sellers, ADAC’s capital contribution to BSG LLC in exchange for certain units and warrants in BSG LLC, and ADAC’s issuance of shares of BSG PubCo Class B common stock (as defined below) to the Sellers, in each in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement/prospectus.
	FOR	AGAINST	ABSTAIN
(E) Advisory Organizational Documents Proposal 4E — to approve provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an election of directors;
					FOR	AGAINST	ABSTAIN

(F) Advisory Organizational Documents Proposal 4F — to approve provisions requiring stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting; and
					FOR	AGAINST	ABSTAIN

(G) Advisory Organizational Documents Proposal 4G — to provide for certain additional changes, including, among other things, (i) changing the corporate name from “Ascendant Digital Acquisition Corp.” to “Beacon Street Group, Inc.”, (ii) making BSG PubCo’s corporate existence perpetual, and (iii) removing certain provisions related to ADAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which ADAC’s board of directors believes is necessary to adequately address the needs of BSG PubCo after the Business Combination.
					FOR	AGAINST	ABSTAIN

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution the change of ADAC’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”)
	FOR	AGAINST	ABSTAIN
Proposal No. 5—The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of (i) shares of BSG PubCo Class A common stock to the
PIPE Investors pursuant to the PIPE Investment and (ii) shares of BSG
PubCo Class A common stock and BSG PubCo Class B common stock to the Sellers pursuant to the terms of the Business Combination
Agreement and BSG LLC’s amended and restated operating agreement entered into pursuant to the Business Combination Agreement.
					FOR	AGAINST	ABSTAIN

Proposal No. 3 — Organizational Documents Proposal — to consider and vote upon a proposal to approve by special resolution the proposed new certificate of incorporation (the “Proposed Charter”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Ascendant Digital Acquisition Corp. (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”), which will be renamed “Beacon Street Group, Inc.” in connection with the Business Combination (ADAC after the Domestication, including after such change of name, is referred to herein as “BSG PubCo”).

Proposal No. 4 — Advisory Organizational Documents Proposals — to consider and vote upon the following seven separate, non-binding advisory proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve by special resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:
	FOR	AGAINST	ABSTAIN
				Proposal No. 6 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution the Beacon Street Group, Inc. 2021 Incentive Award Plan.	FOR	AGAINST	ABSTAIN

				Proposal No. 7 — The ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution the Beacon Street Group, Inc. 2021 Employee Stock Purchase Plan;	FOR	AGAINST	ABSTAIN

Proposal No. 8 — The Director Election Proposal — to consider and vote upon a proposal, assuming the Condition Precedent Proposals are approved, to elect seven directors to serve on BSG PubCo’s board of directors, each for a term expiring at the 2022 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement, or removal; alternatively, in the event the Condition Precedent Proposals are not approved, to elect two directors as Class I directors on ADAC’s board of directors, each to serve for a term of three years expiring at the annual meeting of shareholders to be held in 2024 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement, or removal.
					FOR ALL	WITHOLD ALL	FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name of the nominees on the line below.

(A) Advisory Organizational Documents Proposal 4A — to authorize the change in the authorized capital stock of ADAC from 200,000,000 Class A ordinary shares, par value $0.0001 per share (the “ADAC Class A ordinary shares”), 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “ADAC Class B ordinary shares” and, together with the ADAC Class A ordinary shares, the “ordinary shares”), and 1,000,000 preference shares, par value $0.0001 per share, to 1,350,000,000 shares of common stock of BSG PubCo (the “BSG PubCo common stock”), consisting of 950,000,000 shares of Class A common stock, par value $0.0001 per share, of BSG PubCo (the “BSG PubCo Class A common stock”), 300,000,000 shares of Class B common stock, par value $0.0001 per share, of BSG PubCo (the “BSG PubCo Class B common stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share, of BSG PubCo (the “BSG PubCo preferred stock”);
	FOR	AGAINST	ABSTAIN

Proposal No. 9—The Adjournment Proposal—to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.
					FOR	AGAINST	ABSTAIN

(B) Advisory Organizational Documents Proposal 4B — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation;	FOR	AGAINST	ABSTAIN	Dated:			. 2021

(C) Advisory Organizational Documents Proposal 4C — to authorize electing not to be governed by Section 203 of the DGCL relating to takeovers by interested stockholders and, instead, be governed by a provision substantially similar to Section 203 of the DGCL;
	FOR	AGAINST	ABSTAIN
Signature

(D) Advisory Organizational Documents Proposal 4D — to approve provisions providing that the affirmative vote of at least two-thirds of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal the Proposed Bylaws;
	FOR	AGAINST	ABSTAIN

(Signature if held jointly)
When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.